Exhibit 10.1

FIRST AMENDMENT TO THE

STEWART INFORMATION SERVICES CORPORATION 2020 INCENTIVE PLAN

Stewart Information Services Corporation (the “Company”) adopts this First Amendment (the “Amendment”) to the Stewart Information Services Corporation 2020 Incentive Plan (the “Plan”).

WHEREAS, the Article XI of the Plan allows the Board of Directors of the Company to amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; and;

WHEREAS, the Company has determined it is appropriate to amend the Plan to authorize the issuance of additional shares of Stock available for grant under the Plan.

NOW, THEREFORE, the following amendment is made and shall be effective as of July 1, 2024, provided that the Amendment is approved by the requisite vote of the Company’s stockholders at the 2024 annual meeting of stockholders:

1.             Section 4.2 of the Plan is hereby amended to be and read as follows:

4.2            Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be the sum of (i) 2,300,000 shares, and (ii) the number of shares of Common Stock subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common stock), all of which may be issued as Incentive Stock Options. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.

2.             AFFIRMATION. This Amendment is to be read and construed with the Plan as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Plan shall remain in full force and effect.

3.             DEFINED TERMS. All terms not herein defined shall have the meaning ascribed to them in the Plan.

4.             RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Plan are confirmed, approved and ratified, and the Plan, as amended by this Amendment, shall continue in full force and effect.

[Signature Page Attached]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment or have caused this Amendment to be duly executed and delivered on their behalf.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ Frederick H. Eppinger

Name:	Frederick H. Eppinger

Title:	Chief Executive Officer